Exhibit 99.1

GXS Reports Second Quarter 2012 Financial Results

Gaithersburg, MD — August 13, 2012 — GXS, a leading provider of B2B integration services, today announced its financial results for the quarter ended June 30, 2012.

FINANCIAL HIGHLIGHTS FROM THE QUARTER

•	Total Revenue: $120.8 million, up 2% versus 2Q11

•	Managed Services Revenue: $43.8 million, up 22% versus 2Q11

•	Adjusted EBITDA: $36.6 million, down 3% versus 2Q11

•	Net Income/Loss: Net Loss of $5.7 million as compared to Net Income of $0.1 million in 2Q11

•	Minimum Contracted Value (“MCV”): $66.7 million, up 53% versus 2Q11 – a record quarter for GXS

•	Exceeded the high end of Total Revenue and Adjusted EBITDA guidance for 2Q12

BUSINESS HIGHLIGHTS FROM THE QUARTER

•	Continued international investment with a new GXS office in the Nagoya region of Japan to support local customers with dedicated and immediate support.

•
Invested more in security procedures to meet the increasing demands of our customer base. Received Payment Card Industry (PCI) Data Security Standard (DSS) 2.0 Attestation of Compliance, which comprises a minimum set of requirements for protecting cardholder data. Also, deployed data leakage protection (DLP) technology to help our financial services customers comply with regulatory requirements.

•
Introduced a new solution package for the fast-growing online retail channel. Designed for merchandise suppliers, the new offering enables retailers to forward orders received online to suppliers for direct fulfillment to the consumer. The drop ship solution enables retailers to reduce inventory carrying costs while expediting delivery.

•
Initiated several new programs to improve the customer experience. Completed the first phase of GXS’s Voice of the Customer program, which surveyed 500 top accounts to identify areas for improvement. Hosted Strategic Advisory Board and various customer user groups to identify product roadmap priorities and service delivery enhancements.

•	Achieved the first milestone on a multi-year architecture modernization project designed to shorten implementation timeframes, increase service levels and enable faster product development.

•	Continued to install new customers into two new Tier 4 data centers that will enable higher service levels and enhanced business continuity capabilities.

“We are very pleased with the continued strength demonstrated by our financial results this quarter,” commented GXS President and Chief Executive Officer Bob Segert. “And once again we set an all-time record sales quarter with $66.7 million in new MCV sold, more than 20% higher than the previous company record in the fourth quarter of 2011.”

FINANCIAL RESULTS FOR THE SECOND QUARTER OF 2012

Revenue

Total revenue for 2Q12 was $120.8 million, up 2% as compared to $118.8 million in 2Q11 and higher than second quarter guidance of $119 to $120 million. Managed Services revenue was $43.8 million in 2Q12, up 22% as compared to $36.0 million in 2Q11. Messaging Services revenue was $53.7 million in 2Q12, down 8% from $58.1 million in 2Q11. B2B Software and Services, Data Synchronization, and Custom Outsourcing revenues were $23.3 million in the aggregate for 2Q12, down 6% as compared to $24.7 million in 2Q11.

Total revenue for 2Q11 was negatively impacted by $0.44 million related to the Generally Accepted Accounting Principles (“GAAP”) write-down of certain deferred revenue from RollStream, Inc. (“RollStream”) which was acquired on March 28, 2011, and from Inovis International, Inc. (“Inovis”) which was acquired on June 2, 2010. Adjusting for such write-down, pro forma Total Revenue for 2Q11 was $119.3 million, pro forma Managed Services revenue was $36.2 million in 2Q11, pro forma Messaging Services revenue was $58.1 million in 2Q11, and pro forma aggregate B2B Software and Services, Data Synchronization, and Custom Outsourcing revenues were $25.0 million in 2Q11, resulting in 2Q12 growth rates of 1%, 21%, -8%, and -7%, respectively.

	As Reported			Pro Forma 1
	Second Quarter			Second Quarter
	2012	2011	% change	2012	2011	% change
(in $ millions)
Revenues
Managed Services	$ 43.8	$ 36.0	22%	$ 43.8	$ 36.2	21%
Messaging Services	$ 53.7	$ 58.1	-8%	$ 53.7	$ 58.1	-8%
B2B Software and Services, Data Synchronization, and Custom Outsourcing	$ 23.3	$ 24.7	-6%	$ 23.3	$ 25.0	-7%
Total Revenues	$ 120.8	$ 118.8	2%	$ 120.8	$ 119.3	1%

(1) Pro forma revenue is adjusted for the write-down of certain deferred revenue from the RollStream and Inovis acquisitions and is presented for informational purposes.

Note: Some calculations may differ due to rounding

Expenses and Net Income (Loss)

Cost of revenues, sales and marketing, and general and administrative expenses for 2Q12 were $99.8 million, as compared to $96.2 million in 2Q11. Restructuring charges were $0.6 million in 2Q12, as compared to $1.4 million in 2Q11. Operating income in 2Q12 was $20.5 million, as compared to $21.2 million in 2Q11, and was $20.5 million and $21.6 million on a pro forma basis in the same periods, respectively. Net interest expense and net other expense was $24.8 million for 2Q12, as compared to $20.7 million in 2Q11, resulting in income (loss) before income taxes of ($4.3) million and $0.5 million in 2Q12 and 2Q11, respectively, and ($4.3) million and $0.9 million on a pro forma basis in the same periods, respectively. Net income (loss) was ($5.7) million in 2Q12 after $1.4 million in income tax expense, as compared to $0.1 million in 2Q11 after $0.4 million in income tax expense, and was ($5.7) million and $0.5 million on a pro forma basis in the same periods, respectively.

	As Reported		Pro Forma
	Second Quarter		Second Quarter
	2012	2011	2012	2011
(in $ millions)
Expenses
Cost of revenues	$ 66.9	$ 63.9	$ 66.9	$ 63.9
Sales and marketing	$ 16.5	$ 16.1	$ 16.5	$ 16.1
General and administrative	$ 16.4	$ 16.2	$ 16.4	$ 16.2
Restructuring charges	$ 0.6	$ 1.4	$ 0.6	$ 1.4
Total expenses	$ 100.3	$ 97.6	$ 100.3	$ 97.6

Operating income	$ 20.5	$ 21.2	$ 20.5	$ 21.6

Other expenses
Interest expense, net	($ 21.1)	($ 19.6)	($ 21.1)	($ 19.6)
Other expense, net	($ 3.7)	($ 1.1)	($ 3.7)	($ 1.1)
Total other expenses	($ 24.8)	($ 20.7)	($ 24.8)	($ 20.7)

Income (loss) before income taxes	($ 4.3)	$ 0.5	($ 4.3)	$ 0.9
Income tax expense	$ 1.4	$ 0.4	$ 1.4	$ 0.4
Net income (loss)	($ 5.7)	$ 0.1	($ 5.7)	$ 0.5

Note: Some calculations may differ due to rounding

Adjusted EBITDA

Adjusted earnings before interest, taxes, depreciation and amortization, and certain other charges (“Adjusted EBITDA”, a non-GAAP measure) for 2Q12 was $36.6 million, down 3% as compared to $37.8 million in 2Q11 and higher than second quarter guidance of $34 to $35 million.

Management relies upon Adjusted EBITDA as a primary measure to review and assess operating performance of its business and management team. Adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as (i) an alternative to net income (loss), (ii) as a measure of operating income, or cash flows from operating, investing and financing activities, or (iii) as a measure of liquidity. Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies. The table below reconciles Net income (loss) to Adjusted EBITDA for the periods presented.

	As Reported		Pro Forma
	Second Quarter		Second Quarter
	2012	2011	2012	2011
(in $ millions)
Net income (loss)	($ 5.7)	$ 0.1	($ 5.7)	$ 0.5
Adjustments:
Income tax expense	$ 1.4	$ 0.4	$ 1.4	$ 0.4
Interest expense, net	$ 21.1	$ 19.6	$ 21.1	$ 19.6
Depreciation and amortization	$ 14.4	$ 13.3	$ 14.4	$ 13.3
Stock compensation expense	$ 0.2	$ 0.3	$ 0.2	$ 0.3
Other expense, net	$ 3.7	$ 1.1	$ 3.7	$ 1.1
Restructuring charges	$ 0.6	$ 1.4	$ 0.6	$ 1.4
Merger and acquisition fees	$ 0.0	$ 0.1	$ 0.0	$ 0.1
Integration costs (1)	$ 0.0	$ 0.1	$ 0.0	$ 0.1
Deferred income adjustment (2)	$ 0.0	$ 0.4	$ 0.0	$ 0.0
Management fees	$ 1.0	$ 1.0	$ 1.0	$ 1.0
Total adjustments	$ 42.3	$ 37.8	$ 42.3	$ 37.3
Adjusted EBITDA	$ 36.6	$ 37.8	$ 36.6	$ 37.8

(1) Integration costs represented certain incremental operating expenses associated with the integration of the Inovis business.
(2) Purchase accounting requires that deferred income of an acquired business be written-down to fair value of the underlying obligations plus associated margin at the date of acquisition.

Note: Some calculations may differ due to rounding

LIQUIDITY AND CAPITAL EXPENDITURES

Cash and cash equivalents totaled $17.0 million at the end of 2Q12, as compared to $15.1 million at the end of 2Q11. There were no amounts outstanding under the revolving credit facility at the end of 2Q12 and there was $16.0 million outstanding at the end of 2Q11. At the end of both 2Q12 and 2Q11, $11.7 million of the $50.0 million of revolving credit facility capacity was pledged as security for certain letters of credit. Therefore, total available cash liquidity, including cash and cash equivalents and total revolving credit facility capacity less outstanding borrowings and letters of credit secured by the revolving credit facility, was $55.3 million and $37.4 million at the end of 2Q12 and 2Q11, respectively.

Capital expenditures (“CAPEX”) were $9.2 million in 2Q12, as compared to $11.6 million in 2Q11.

CUSTOMER ACQUISITION ACTIVITY

Total MCV for 2Q12 was $66.7 million, up 53% as compared to $43.5 million in 2Q11, and set an all-time record for new MCV sales for the company. Sales activity in 2Q12 continued to be focused primarily on new Managed Services contracts which comprised 82% of total MCV in the quarter as compared to 75% in 2Q11.

MCV is the incremental future minimum committed revenue of new sales agreements signed in the current period by customers. If the new contract signed is to replace an existing revenue stream, the MCV is adjusted to reflect only the incremental value from the sale. The MCV calculations are not reflected or recorded within the condensed consolidated financial statements. MCV is not a measure of financial condition or financial performance under U.S. GAAP and should not be considered as an alternative to deferred income or revenues, as a measure of financial condition or operating performance.

FINANCIAL GUIDANCE

The company is providing new guidance for 3Q12 as well as increasing its FY12 MCV guidance and tightening its FY12 Adjusted EBITDA guidance, both of which were previously provided on May 14, 2012. For 3Q12, Revenue is expected to be in the range of $121 to $122 million and Adjusted EBITDA is expected to be in the range of $36 to $37 million, representing between a 1.4% and a 0.6% decrease in Revenue versus 3Q11 and between a 12.7% and 10.3% decrease in Adjusted EBITDA versus 3Q11. For FY12, Revenue and CAPEX guidance remains unchanged at $485 to $490 million and $45 to $50 million, respectively. FY12 MCV is now expected to be in the range of $205 to $215 million, an increase of $15 million from the previous guidance, and Adjusted EBITDA is now expected to be in the range of $145 to $148 million, a decrease in the high end of the range by $2 million from previous guidance.

Achieving this guidance is subject to a number of risks and uncertainties as described in the company’s filings with the Securities and Exchange Commission (“SEC”). As a result, there can be no assurance that such guidance can be achieved.

	Third Quarter 2012			Full Year 2012
(in $ millions)
Revenue	$ 121	to	$ 122	$ 485	to	$ 490
Adjusted EBITDA	$ 36	to	$ 37	$ 145	to	$ 148
CAPEX	n/a		n/a	$ 45	to	$ 50
MCV	n/a		n/a	$ 205	to	$ 215

Third Quarter and Full Year 2012 Adjusted EBITDA Guidance - Reconciliation to GAAP

(in $ millions)	Third Quarter 2012			Full Year 2012
Adjusted EBITDA	$ 36.0	to	$ 37.0	$ 145.0	to	$ 148.0
Income tax expense		($ 0.8)			($ 3.2)
Interest expense, net		($ 21.5)			($ 86.0)
Depreciation and amortization	($ 15.0)	to	($ 14.0)	($ 60.0)	to	($ 56.0)
Stock compensation expense		($ 0.3)			($ 1.2)
Restructuring charges	($ 0.5)	to	($ 0.4)	($ 2.3)	to	($ 2.2)
Management fees		($ 1.0)			($ 4.0)
	($ 39.1)	to	($ 38.0)	($ 156.7)	to	($ 152.6)
Net Loss	($ 3.1)	to	($ 1.0)	($ 11.7)	to	($ 4.6)

EARNINGS CONFERENCE CALL

Bob Segert and Gregg Clevenger will conduct a call to review the second quarter 2012 results on Tuesday, August 14, 2012 at 1:00 PM U.S. Eastern Time. To access the call, please dial 877-269-6740, or outside the U.S. 816-650-0840, at least 10 minutes before the start of the call (when calling in, you’ll be asked for your name and the Conference ID Number 99810653). A replay will be available for one week beginning two hours after the call ends. It can be accessed by dialing 855-859-2056 or 404-537-3406.

ABOUT GXS

GXS is a leading provider of B2B integration services and operates the world’s largest integration cloud, GXS Trading Grid®. Our software and services help more than 400,000 businesses, including 72 percent of the Fortune 500 and 22 of the top 25 supply chains, extend their partner networks, automate receiving processes, manage electronic payments, and improve supply chain visibility. GXS Managed Services, our unique approach to improving B2B integration operations, combines GXS Trading Grid® with our process orchestration services and global team to manage a company’s multi-enterprise processes. Based in Gaithersburg, Maryland, GXS has direct operations in 20 countries, employing more than 2,400 professionals.  To learn more, see http://www.gxs.com, read our blog at http://www.gxsblogs.com, follow us on Twitter at http://twitter.com/gxs and join us on LinkedIn at http://www.linkedin.com/company/gxs. You can also access our public filings with the SEC at http://www.sec.gov/edgar.shtml.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements." All statements, other than statements of historical facts, that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future, including the discussion under “Financial Guidance,” are forward-looking statements. These forward-looking statements are affected by risks, uncertainties and assumptions, including but not limited to those set forth in the company's public filings with the SEC, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Accordingly, actual results or outcomes may differ materially from those expressed in the forward-looking statements. You should not place undue reliance on these statements and the company undertakes no obligation to update or revise any forward-looking statements to reflect events or circumstances that may arise.

NON-GAAP MEASURES

This press release contains certain supplemental measures of performance that are not required by, or presented in accordance with, GAAP. Such measures should not be considered as alternatives to GAAP measures. It also contains certain “pro forma” financial information and results, which adjust for the impact of write-downs in deferred revenue in relation to the Inovis and RollStream acquisitions, as discussed above. Such pro forma information is presented for informational purposes only, as an aid to understanding the company's financial results. This pro forma information is not prepared in accordance with GAAP and should not be considered a substitute for the historical financial information presented in accordance with GAAP. The pro forma financial information used by the company may be different from pro forma financial information used by other companies and is not necessarily indicative of future results. You should not place undue reliance on such information.

GXS WORLDWIDE, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	June 30, 2012	December 31, 2011
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$16,982	$12,968
Receivables, net	99,188	106,799
Prepaid expenses and other assets	30,390	28,881
Total current assets	146,560	148,648

Property and equipment, net	105,687	105,049
Goodwill	268,207	268,767
Intangible assets, net	110,188	120,483
Deferred financing costs	13,230	15,018
Other assets	20,787	23,112

Total Assets	$664,659	$681,077

Liabilities and Stockholder's Deficit
Current liabilities:
Borrowings under revolving credit facility	$––	$3,000
Trade payables	15,280	19,640
Deferred income	44,094	46,622
Accrued expenses and other current liabilities	44,662	47,369
Total current liabilities	104,036	116,631

Long-term debt	773,660	772,068
Deferred income tax liabilities	11,002	9,961
Other liabilities	49,085	46,743
Total liabilities	937,783	945,403

GXS Worldwide, Inc. stockholder's deficit:
Common stock $1.00 par value, 1,000 shares authorized, issued and outstanding	1	1
Additional paid-in capital	429,424	429,045
Accumulated deficit	(697,757)	(687,446)
Accumulated other comprehensive loss	(5,059)	(6,208)
Total GXS Worldwide, Inc. stockholder's deficit	(273,391)	(264,608)
Non-controlling interest	267	282
Total stockholder’s deficit	(273,124)	(264,326)

Total Liabilities and Stockholder’s Deficit	$664,659	$681,077

These statements should be read in conjunction with the Form 10-Q filed with the SEC on August 13, 2012.

GXS WORLDWIDE, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands)
(Unaudited)

	Three Months ended June 30,		Six Months ended June 30,
	2012	2011	2012	2011
Revenues	$120,809	$118,815	$239,721	$232,923

Costs and operating expenses:
Cost of revenues	66,858	63,860	131,608	126,489
Sales and marketing	16,530	16,124	33,680	31,583
General and administrative	16,382	16,244	34,829	34,454
Restructuring charges	577	1,418	958	1,619
Operating income	20,462	21,169	38,646	38,778

Other income (expense):
Interest expense, net	(21,130)	(19,631)	(42,469)	(40,580)
Other income (expense), net	(3,658)	(1,059)	(4,376)	(603)
Income (loss) before income taxes	(4,326)	479	(8,199)	(2,405)

Income tax expense	1,378	421	2,127	1,331
Net income (loss)	(5,704)	58	(10,326)	(3,736)
Less: Net income (loss) attributable to non-controlling interest	(20)	22	(15)	32
Net income (loss) attributable to GXS Worldwide, Inc.	$(5,684)	$36	$(10,311)	$(3,768)

These statements should be read in conjunction with the Form 10-Q filed with the SEC on August 13, 2012.

GXS WORLDWIDE, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months ended June 30,
	2012	2011
Cash flows from operations:
Net loss	$(10,326)	$(3,736)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	28,213	26,239
Deferred income taxes	667	(1,135)
Amortization of deferred financing costs and debt discount	3,987	3,655
Unrealized gain on interest rate swap	––	(2,365)
Settlement of interest rate swap	––	(2,318)
Stock compensation expense	379	486
Changes in operating assets and liabilities, net of effect of business acquisitions:
(Increase) decrease in receivables	7,611	(14,351)
(Increase) decrease in prepaid expenses and other assets	1,167	(8,359)
Increase (decrease) in trade payables	(3,496)	4,367
Increase (decrease) in deferred income	(2,528)	5,199
Increase (decrease) in accrued expenses and other liabilities	(550)	5,136
Other	3,283	1,069
Net cash provided by operating activities	28,407	13,887

Cash flows from investing activities:
Purchases of property and equipment (including capitalized interest)	(20,259)	(22,417)
Business acquisition, net of cash acquired ($4 for six months ended June 30, 2011)	––	(1,125)
Net cash used in investing activities	(20,259)	(23,542)

Cash flows from financing activities:
Borrowings under revolving credit facility	17,000	24,000
Repayments under revolving credit facility	(20,000)	(16,000)
Payment of financing costs	(421)	(2)
Net cash provided by (used in) financing activities	(3,421)	7,998

Effect of exchange rate changes on cash	(713)	467

Increase (decrease) in cash and cash equivalents	4,014	(1,190)
Cash and cash equivalents, beginning of period	12,968	16,326
Cash and cash equivalents, end of period	$16,982	$15,136

Supplemental disclosure of cash flow information:
Cash paid for interest, net of amounts capitalized	$38,903	$38,930
Cash paid for interest rate swap	$––	$4,683
Cash paid for income taxes	$1,484	$1,448
Noncash investing and financing activities:
Fair value of equity securities issued in business acquisition	$––	$420

These statements should be read in conjunction with the Form 10-Q filed with the SEC on August 13, 2012.

INVESTOR RELATIONS:
Gregg Clevenger
Executive Vice President and Chief Financial Officer
GXS Worldwide, Inc.
301-340-5188
gregg.clevenger@gxs.com

MEDIA RELATIONS:
Robin Lane
PR Manager
GXS Worldwide, Inc.
301-340-4277
robin.lane@gxs.com